EXHIBIT 99.1

BOOKS-A-MILLION News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737


         BOOKS-A-MILLION, INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS


     BIRMINGHAM, Ala. (November 16, 2004) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the third quarter and nine months ended October 30, 2004. Net sales for the 13-week period increased 1.8% to $104.3 million from sales of $102.4 million in the year-earlier period. Comparable store sales for the quarter increased 0.6% when compared with the 13-week period for the prior year. Net loss for the quarter was $1.1 million, or $0.07 per diluted share, compared with a net loss of $0.8 million, or $0.05 per diluted share, in the year-earlier period.

     For the 39-week period ended October 30, 2004, net sales increased 4.1% to $326.1 million from sales of $313.3 million in the year-earlier period. Comparable store sales increased 2.4% when compared with the same period of fiscal 2004. For the 39-week period, the Company reported net income of $1.1 million, or $0.06 per diluted share, compared with a net loss of $0.4 million, or $0.03 per diluted share, for the year-earlier period.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "Although the effects of the hurricane season dampened sales at our stores throughout the South, we are pleased with our results for the quarter. We were able to recover and deliver results consistent with our revised guidance. We are working hard to prepare for the holiday season, with a solid lineup of new books, including several strong movie tie-ins that we believe will create excitement in our stores.

     The Company will pay a quarterly cash dividend of $0.03 per Common Share on December 14, 2004, to shareholders of record at the close of business on November 30, 2004.

     The Company expects to report net income of $0.49 to $0.51 per diluted share for the fourth quarter of fiscal 2005 versus last year's net income of $0.45 per diluted share. The Company's guidance for fiscal 2005 full-year net income remains as previously reported at $0.55 to $0.57 per diluted share versus last year's earnings of $0.43 per diluted share.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 203 stores in 18 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama.

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                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)


                                                                      13 Weeks Ended               39 Weeks Ended
                                                                --------------------------   --------------------------
                                                                  Oct. 30,        Nov. 1,     Oct. 30,         Nov. 1,
                                                                    2004           2003         2004            2003
                                                                -----------     ----------   -----------    -----------

NET SALES                                                       $   104,286     $  102,418   $   326,091    $   313,308
   Cost of sales (including warehouse, distribution and
     store occupancy costs)                                          77,064         76,058       238,928        231,338
                                                                -----------     ----------   -----------    -----------
GROSS PROFIT                                                         27,222         26,360        87,163         81,970
   Operating, selling and administrative expenses                    24,792         22,748        72,566         67,831
   Depreciation and amortization                                      3,698          3,809        11,310         11,710
                                                                -----------     ----------   -----------    -----------
OPERATING INCOME (LOSS)                                              (1,268)          (197)        3,287          2,429
   Interest expense, net                                                503            747         1,508          2,464
                                                                -----------     ----------   -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                               (1,771)          (944)        1,779            (35)
   Income tax provision (benefit)                                      (655)          (362)          659            (20)
                                                                -----------     ----------   -----------    -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                             (1,116)          (582)        1,120            (15)
DISCONTINUED OPERATIONS:
   Loss from discontinued operations (including loss
     on disposal)                                                       (42)          (275)          (34)          (669)
   Income tax provision (benefit)                                       (16)          (102)          (13)          (248)
                                                                -----------     ----------   -----------    -----------
LOSS FROM DISCONTINUED OPERATIONS                                       (26)          (173)          (21)          (421)
                                                                -----------     ----------   -----------    -----------
NET INCOME (LOSS)                                               $    (1,142)    $     (755)  $     1,099    $      (436)
                                                                ===========     ==========   ===========    ===========

NET INCOME (LOSS) PER COMMON SHARE:
Basic:
   Income (loss) from continuing operations                     $     (0.07)    $    (0.04)  $      0.07     $        --
   Loss from discontinued operations                                     --          (0.01)           --           (0.03)
                                                                -----------     ----------   -----------     -----------
   Net income (loss)                                            $     (0.07)    $    (0.05)  $      0.07     $     (0.03)
                                                                ===========     ==========   ===========     ===========

Diluted:
   Income (loss) from continuing operations                     $     (0.07)    $    (0.04)  $      0.06     $        --
   Loss from discontinued operations                                     --          (0.01)           --           (0.03)
                                                                -----------     ----------   -----------     -----------
   Net income (loss)                                            $     (0.07)    $    (0.05)  $      0.06     $     (0.03)
                                                                ===========     ==========   ===========     ===========

Weighted average shares outstanding:
   Basic                                                             16,578         16,278        16,507          16,249
                                                                ===========     ==========   ===========     ===========
   Diluted                                                           16,578         16,278        17,186          16,249
                                                                ===========     ==========   ===========     ===========


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     Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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